Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 5, 2010 with respect to the financial statement of the Sprott Physical Silver Trust (the “Trust”) as at June 30, 2010, included in the Registration Statement (Form F-1) and related Prospectus of the Trust dated September 7, 2010.

Toronto, Canada	Chartered Accountants
September 7, 2010	Licensed Public Accountants